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                                                                   Exhibit 10.38


                          EIGHTH AMENDED AND RESTATED
                           REVOLVING PROMISSORY NOTE
                     (Exim Bank-Guaranteed Line of Credit)

Facility Amount:                               Effective Date: November 30, 2003
U.S. $2,000,000.00                                                 Dallas, Texas

Bank:                                        Borrower:

BANK OF AMERICA, N.A.                        DREW SCIENTIFIC, INC./d/b/a DANAM
                                             ELECTRONICS
Commercial Banking Group
901 Main Street, 7th Floor                   4230 Shilling Way
TX1-492-07-01                                Dallas, Texas 75237
Dallas, Texas 75202

Dallas County                                Dallas County

This Eighth Amended and Restated Revolving Promissory Note effective as of November 30, 2003(this "NOTE") is an amendment and restatement of that certain Seventh Amended and Restated Revolving Promissory Note dated effective as of September 30, 2003 in the principal amount of $2,000,000 by Borrower in favor of Bank (the "ORIGINAL NOTE"). This Note represents an extension of the maturity date of the Original Note. The Borrower was formerly known as "MWI, Inc." and has changed its name to Drew Scientific, Inc., pursuant to Articles of Amendment adopted effective October 1, 2002.

FOR VALUE RECEIVED, the undersigned Borrower unconditionally (and jointly and severally, if more than one) promises to pay to the order of Bank, its successors and assigns, without setoff, at its offices indicated at the beginning of this Note, or at such other place as may be designated by Bank, the principal amount of Two Million and No/100 Dollars ($2,000,000.00), or so much thereof as may be advanced from time to time in immediately available funds, together with interest computed daily on the outstanding principal balance hereof, at an interest rate, and in accordance with the payment schedule, set forth in that certain Amended and Restated Loan Agreement (Ex-Im Bank-Guaranteed Line of Credit) dated effective September 30, 2001 by and between Bank and Borrower, as amended by that certain First Amendment to Amended and Restated Loan Agreement dated as of January 7, 2002, as further amended by that certain Second Amendment to Amended and Restated Loan Agreement dated as of July 8, 2002 (but effective on June 30, 2002) and as further amended by that certain Third Amendment to Amended and Restated Loan Agreement (Ex-Im Bank Guaranteed Line of Credit) effective on August 30, 2002, as further amended by that certain Fourth Amendment to Amended and Restated Loan Agreement (Ex-Im Bank Guaranteed Line of Credit) effective on September 30, 2002, and as further amended by the certain Fifth Amendment to Amended and Restated Loan Agreement (Ex-Im Bank-Guaranteed Line of Credit) effective as of September 30, 2003, and as further amended by that certain Sixth Amendment to Amended and Restated Loan Agreement (Ex-Im Bank-Guaranteed Line of Credit) effective as of November 30, 2003 (collectively, the "LOAN AGREEMENT").

1. MATURITY DATE; PAYMENT SCHEDULE; MANDATORY PRINCIPAL PAYMENT. Principal shall be paid in full in a single payment on May 31, 2004. Interest thereon shall be paid monthly, commencing on December 1, 2003 and continuing on the same day of each successive month thereafter, with a final payment of all unpaid interest on the last day of the Availability Period (as defined in the Loan Agreement). In addition to the principal payment schedule set forth above, each advance hereunder shall be due and payable on the earlier of the following: (i) immediately upon Borrower's receipt of payment from an account debtor

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against the corresponding account receivable, (ii) 180 days after the making of such advance or (iii) the last day of the Availability Period. Total or partial prepayments may be made at any time. If Borrower is in default under this Note or the Loan Agreement, Bank may demand payment of the balance outstanding under this Note in full immediately. All payments received hereunder shall be applied in the order set forth in the Loan Agreement.

2. REVOLVING FEATURE. Borrower may borrow, repay and reborrow hereunder at any time, up to a maximum aggregate amount outstanding at any one time equal to the Maximum Amount (as defined in the Loan Agreement), provided that Borrower is not in default under any provision of this Note or the Loan Agreement, and provided that the borrowings hereunder do not exceed any borrowing base or other limitation on borrowings by Borrower. Bank shall incur no liability for its refusal to advance funds based upon its determination that any conditions of such further advances have not been met. Bank records of the amounts borrowed from time to time shall be conclusive proof thereof. In addition, Bank may refuse to make additional advances or reduce the amount of advances available as provided in the Loan Agreement.

3. SUBJECT TO LOAN AGREEMENT. This Note shall be governed by the Loan Agreement, and all provisions regarding advances, interest, prepayment, late payments, events of default, remedies and governing law are set forth in the Loan Agreement.

4. COMMERCIAL PURPOSES. BORROWER REPRESENTS TO BANK THAT THE PROCEEDS OF THIS LOAN ARE TO BE USED PRIMARILY FOR BUSINESS, COMMERCIAL OR AGRICULTURAL PURPOSES. BORROWER ACKNOWLEDGES HAVING READ AND UNDERSTOOD, AND AGREES TO BE BOUND BY, ALL TERMS AND CONDITIONS OF THIS NOTE AND HEREBY EXECUTES THIS NOTE UNDER SEAL AS OF THE DATE HERE ABOVE WRITTEN.

5. NOTICE OF FINAL AGREEMENT. THIS WRITTEN PROMISSORY NOTE REPRESENTS THE FINAL AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES.

6. JUDICIAL PROCEEDINGS; WAIVERS. BORROWER AND BANK ACKNOWLEDGE AND AGREE THAT
(a) ANY SUIT, ACTION OR PROCEEDING, WHETHER CLAIM OR COUNTERCLAIM, BROUGHT OR INSTITUTED BY BORROWER OR BANK OR ANY SUCCESSOR OR ASSIGN OF BORROWER OR BANK, ON OR WITH RESPECT TO THIS AGREEMENT, ANY OF THE OTHER LOAN DOCUMENTS, THE COLLATERAL OR THE DEALINGS OF THE PARTIES WITH RESPECT HERETO OR THERETO SHALL BE TRIED ONLY BY A COURT AND NOT BY A JURY, AND EACH PARTY WAIVES THE RIGHT TO TRIAL BY JURY; (b) EACH WAIVES ANY RIGHT IT MAY HAVE TO CLAIM OR RECOVER, IN ANY SUCH SUIT, ACTION OR PROCEEDING, ANY SPECIAL, EXEMPLARY, PUNITIVE OR CONSEQUENTIAL DAMAGES OR ANY DAMAGES OTHER THAN, OR IN ADDITION TO, ACTUAL DAMAGES; AND (c) THIS SECTION IS A SPECIFIC AND MATERIAL ASPECT OF THIS NOTE, AND BANK WOULD NOT EXTEND CREDIT IF THE WAIVERS SET FORTH IN THIS SECTION WERE NOT A PART OF THIS NOTE.

EFFECTIVE DATE: NOVEMBER 30, 2003

EXECUTION DATE: DECEMBER 5, 2003

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                                   DREW SCIENTIFIC, INC./d/b/a DANAM ELECTRONICS

                                   By:/s/ Keith Raymond Drew
                                      --------------------------------
                                      Keith Raymond Drew
                                      President and Chief Executive Officer
                                      and

                                   By:/s/ James B. Acock
                                      ------------------------------
                                      Print Name: James B. Acock
                                      Title: Treasurer,  Secretary and Chief
                                             Financial Officer

Receipt of delivery of this Note is hereby acknowledged by:

Bank of America, N.A.

By:/s/ John Clarke
   --------------------------
   John Clarke
Title: VP